UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

__________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices)  (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

This Amendment No. 1 to Form 8-K amends the Form 8-K dated September 18, 2014, originally filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2014, in which The Clorox Company (the “Company”) reported that Donald Knauss had been named Executive Chairman, effective as of November 20, 2014, and Benno Dorer had been appointed to the position of Chief Executive Officer of the Company, effective as of November 20, 2014.

In connection with Mr. Knauss’ appointment as Executive Chairman, on November 17, 2014, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of the Company determined to continue his current base salary of $1,150,000 and annual cash bonus target of 145% of his salary. His severance benefits for circumstances other than a change in control will remain unchanged until March 31, 2015; after March 31, 2015, any termination of Mr. Knauss’ employment will be treated as a voluntary retirement. Mr. Knauss’ change in control severance benefits remain unchanged. Mr. Knauss’ other employee benefits also remain unchanged. Additional information relating to Mr. Knauss’ severance benefits, change in control severance benefits and other employee benefits can be found in the Company’s 2014 proxy statement filed with the SEC on September 26, 2014. Mr. Knauss’ service as Executive Chairman shall continue through June 30, 2015, or any later date agreed to between Mr. Knauss and the Company.

In connection with Mr. Dorer’s appointment as Chief Executive Officer, on November 17, 2014, the Committee approved an increase in Mr. Dorer’s base salary to $950,000 and an increase in his annual cash bonus target from 80% to of 125% of his salary, effective as of November 20, 2014. Mr. Dorer also received a long-term incentive grant with a value of $3,025,000 consisting of 50% stock options and 50% performance shares, and a one-time stock option grant with a value of $1,000,000, which will vest over four years with 25% vesting each year. Mr. Dorer will also continue to be eligible to receive severance benefits under the Company’s Severance Plan for Executive Committee Members (“Severance Plan”) and Change in Control Severance Plan (“Change in Control Plan”), which were amended effective as of November 20, 2014, to include the Chief Executive Officer. Under the Severance Plan, if Mr. Dorer’s employment were terminated by the Company for reasons other than Mr. Dorer’s misconduct, he would receive a lump sum equal to two times his base salary plus two times 75% of the average of his annual cash incentive awards for the preceding three years. He would also receive a pro-rata portion of the annual cash incentive award for the fiscal year in which termination occurs, based on the actual Company performance multipliers and assuming an individual performance multiplier of 100%. His other benefits under the Severance Plan remained unchanged. Under the Change in Control Plan, if Mr. Dorer’s employment were terminated by the Company without cause or if he were to resign for a good reason, in either case in connection with the occurrence of a change in control of the ownership of the Company, Mr. Dorer would receive a lump-sum severance payment equal to three times his base salary and three times his average annual cash incentive awards for the preceding three years. His other benefits under the Change in Control Plan remain unchanged. In addition, Mr. Dorer’s other employee benefits remain unchanged. Additional information relating to the Company’s Severance Plan, and Change in Control Plan can be found in the Company’s 2014 proxy statement filed with the SEC on September 26, 2014.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: November 20, 2014	By:	/ s/ Laura Stein
Senior Vice President –
General Counsel